Exhibit 10.3

English Translation

LEASE AGREEMENT FOR PURPOSES OTHER THAN THAT OF HOUSING

In Barcelona, on the 17th of December of 2010

BY AND BETWEEN

As party of the first part, the mercantile company Enrique y Félix Marcilla S.L., with domicile in Barcelona, calle Escuelas Pías number 73, inscribed in the Mercantile Registry of Barcelona, volume 21087, folio number 220, page num. B-16417, with CIF [Tax Code] no. B59810275, represented by D. Félix Marcilla Pages, of legal age, having domicile in Barcelona, calle Escuelas Pías number 73 – 79, 2nd, with D.N.I [Identity Document] No. 37013968E, in his capacity as Administrator.

And as party of the second part, the mercantile company Sara Lee Southern Europe, S.L., incorporated according to the public instrument authorized by Notary of Barcelona D. Tomás Gimenez Duart, on the 1st of February of the year 2000, with protocol number 461, having domicile at Mollet del Vallés (08100 Barcelona), Avenida Can Prat, number 25, with C.I.F No. B-08027021. Inscribed in the Mercantile Registry of Barcelona, to volume 23,251, folio No. 105, page No. B-52,100, inscription 56, represented by its Legal Representative, D. David Torrent Bernadas, by virtue of the power granted thereupon by public instrument authorized by the Notary of Barcelona Da. Rocio Maestre Cavanna, on June 14, 2007, with protocol number 2043, which resulted in inscription 111 in the Mercantile Registry of Barcelona, of legal age, with D.N.I. No. 43393784Y, domicile Avenida de Can Prat, 21-25 08100 Mollet del Vallés.

Personally, and in the capacity in which they are acting, the parties mutually recognize each other’s legal capacity to enter into the present RENTAL contract (for purposes other than that of housing) and to this effect:

THEY DECLARE:

1. WHEREAS the Lessor is owner of the plot and the construction thereon in the following description:

“The Piece of Land Situated at the Terminus of Mollet del Vallés, in the Industrial Polygon ‘Can Prat,’” located at street Number 4, without number, upon which there has been built a complex of industrial warehouses, eight of which are only one story, and one of which is of one story and one floor for offices, locker rooms, and dining rooms, each of which measure 16.40 meters wide by 30

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meters long or deep, which results in a total built area of 4,428 square meters, plus 492 meters squared for the aforementioned floor, for a total of 4,920 meters squared in built area. The land area measures twelve thousand seven hundred fifty-nine square meters eighty-one square decimeters. Adjacent: on its east border, the road, what is today street no.4, of the Industrial Polygon “Can Prat,” on the right entering north, with Francisco Falguera and Dolores Motoliú and part of the other with Salvador Ciurana; and at the rear or back, east, to the Barcelona to France railway. It is Registered Land No. 14,862, inscribed to Volume 1,184, Book 142 of Mollet, Folio No. 56, 2nd inscription.”;

2. WHEREAS, besides the aforementioned warehouses there are others, additions built by Messrs. Marcilla at their own risk and expense, which are an integral part of the same; and

3. WHEREAS, hereafter, the complex of buildings formed by the first and second recitals shall be referred to as the “Industrial Buildings,”

PACTS

FIRST.- Term and Efficacy of the Contract.

This contract shall come into force on January 1, 2011.

SECOND.- Purpose and Use of the Buildings.

The Industrial Buildings shall be used for the activity of Coffee Roasting for which activity the Lessee shall obtain or possess the corresponding administrative permits if required to do so.

THIRD.- Duration of the Rental Contract.

The duration of the contract shall be of TEN (10) years, counted from January 1, 2011, the date upon which payment for the first month shall be initiated, in accordance with the following pact.

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If, at the end of the contractual term, the Lessee or the Lessor has not communicated to the other party, at least six months in advance of the expiration of the term, its express desire to terminate the tenancy relationship, the contract shall be extended for successive annual terms unless either the Lessee or the Lessor communicate to the other party six months in advance of the expiry of any of the annual extensions, its desire to terminate and finalize tenancy.

FOURTH.- Rent and Revision.

The agreed-upon monthly rent shall be the annual sum of TWO HUNDRED SEVENTY-SIX THOUSAND EUROS (276,000 euros), which corresponds to twenty-three thousand euros (23,000 euros) per month, plus VAT, paid monthly in advance, within the first five days of each month, by means of a transfer to the account indicated by the LESSOR for such purpose, in exchange for the timely issuance of an invoice.

Any change regarding the destination account for payment of rent shall be communicated by the LESSOR or its Administrator to the LESSEE.

To said monthly rent shall be added the following assimilated quantities: (i) the repercussion of the I.B.I fee [Property Tax], currently seven hundred nineteen euros and ninety-one cents monthly (719.91 euros/month); (ii) services and supplies, currently two hundred fifty-nine euros and one cent monthly (259.01 euros/month); (iii) garbage, currently four euros and thirteen cents monthly (4.13 euros/month); and (iv) improvement contributions, currently three hundred fifty euros and ten cents monthly (350.10 euros/month); all of this shall be duly reflected on the monthly invoice, with an itemization of each of these categories, which shall be increased or decreased as applicable. The monthly invoice shall appear as follows:

Rent:	23,000.00	€
I.B.I.	719.91	€
Services and Supplies	259.01	€
Garbage	4.13	€
Improvement Contributions	350.10	€

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The monthly rent shall be subject to annual modifications according to the variations experienced by the Consumer Price Index (national average), published by the National Institute of Statistics or the body that replaces it. To this effect, at the time of first revision, the latest index published by said Institute or body (correcting index) shall be compared with the index which corresponds to the same month of the previous year (base index), and the percentage of increase, if any, shall be applied to the amount of rent to be paid at the time of revision. The revisions shall proceed in the same manner for subsequent years but taking as the base index the index that was used as the correcting index in the previous revision. The new rent amount established in this manner shall be enforceable as of the following month and shall be applied during one year.

FIFTH.-Works, Conservation, and Maintenance.

Regarding the LESSEE.

The Lessee shall be able to carry out in the interior of the Industrial Buildings all works necessary for the correct operation of its business, although the Lessee must notify the Lessor of the nature of the works so that the Lessor may give obligatory consent.

The repair or any kind of failure or imperfection of the water, electricity, air-conditioning, sanitary, or drainage systems, faucets, windows, or of the facilities, decoration, or accessories of the Industrial Buildings shall be at the risk and expense of the Lessee, provided that the cause of the failure be attributable to the Lessee.

The works, improvements, or installations performed by the Lessee during tenancy which the Lessee cannot remove without causing damage to the Industrial Buildings, shall remain to the benefit of the Lessor, without incurring upon the Lessor any obligation to indemnify the Lessee for that reason.

The Lessee shall maintain the Industrial Buildings in conditions that are adequate for their contracted use, and be responsible for the costs associated with maintenance work attributable to the Lessee as well as for works necessary simply as a result of the passage of the term of this contract.

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Regarding the LESSOR.

1. Conservation.

If during the course of the contract term it becomes necessary for the Lessor to carry out in the Industrial Buildings works of conservation that were to impede or obstruct the realization of the Lessee’s activities, and the execution of said conservation works cannot reasonably be deferred until the conclusion of tenancy, the obligation of payment of rent shall be suspended until the impediment or obstruction has concluded.

2. Improvements.

The parties agree, to the express exclusion of the range of improvements to be made by the Lessor as provided by Article 30, regarding Articles 22 and 19 of the Urban Tenancy Act, that the Lessor during the term of this contract shall not be able to realize works of improvement in the Industrial Buildings that might affect or damage the business being run therein, without the express written consent of the Lessee.

SIXTH.- Deposit.

The Lessee shall pay, in return for the corresponding receipt, within the 30 days subsequent to the effective date of this contract, that is, before the 31st of January, 2011, to the Lessor, the sum of 36,000 (thirty-six thousand) euros, which corresponds to two monthly rent payments, as a legal deposit, in accordance with Article 36.1 of the current Urban Tenancy Act of 1994, being bound to the Lessor in terms of the provisions of said Act regarding the constitution of a legal deposit.

Once the first five years of the contract term have passed, the deposit may be modified in accordance with the provisions regarding the modification of the rent.

SEVENTH.-Insurance.

The Lessee agrees to keep current the “Material Damage All-Risk” insurance presently in force, covering the risk of damage and fire to the Industrial Buildings, which could be caused as a result of the Lessee’s activities.

Without prejudice to the Lessee’s right to change the contracted insurance company, the Lessee agrees to maintain the same coverages and beneficiaries as those that are currently in force, and indicated in the documents attached to this contract as Addendum Number 1.

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EIGHTH.-Transfer and Subletting

The LESSEE shall not be able to sublet, transfer, or subrogate this contract to third parties, and hereby expressly submits to the provisions of Article 32.1 of the Urban Tenancy Act, the single exception being the ability to transfer the rights and obligations in this contract to a company of the group, that is, an affiliate of the Lessee, or of its Holding Company, provided that said affiliate be influenced and controlled by the Holding Company.

None of the aforementioned operations, not even those that could result from a restructuring of the company, or in a merger, transformation, split off, or a shareholding change, shall confer any right upon the LESSOR to modify the rent, except for the effects of articles 32.2 and 32.3 of the Urban Tenancy Act upon this right.

In any case, said situation must be communicated by the LESSEE to the LESSOR.

NINTH.- Other Obligations of the Lessee.

The lessee, in addition to the payment of rent, assimilated quantities, and VAT, shall have the following obligations:

•	To conserve the leased property in an adequate operational state, and in the event that it is necessary to make any kind of installation, to respect the applicable municipal ordinances, without affecting the consistency, solidity, and conservation of the property under any circumstance.

•	To maintain and conserve the interior perimeter zone that exists in the Industrial Buildings.

•	To not store or handle any explosive, flammable, or unsafe materials in the Industrial Buildings except for those that correspond to the Lessee’s activity, and to observe the applicable legal provisions at all times.

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•

To furnish, in the case of works for the conservation of the Industrial Buildings realized by the Lessor, or in the event of obligatory works imposed by the Administration, the resulting quantity, the corresponding annual amount of which will be distributed in monthly payments and added as an assimilated quantity to the corresponding monthly invoice.

•

To comply with however many increases may occur in the assimilated expenses, discussed in the fourth clause of this contract, as well as with other taxes, fees, or judgments that might encumber the property, as well as with those increases that may result from an increase in imposed VAT tax rates.

•	To comply with the judgments or taxes that result from the use of pavements (accesses).

TENTH.- Other Expenses and Taxes

Expenses related to the contracting of utilities (water, electricity, telephone, etc.), as well as the consumption that can be the object of separate measurement, shall be at the risk and expense of the Lessee.

All other expenses and taxes resulting from this contract shall be paid according to the provisions of the law, except for those that are assimilated in nature and detailed in the fourth clause of this contract, expressly noting that the contract is currently subject to Value Added Tax (I.V.A, for its initials in Spanish) which shall be charged by the Lessor in each of the monthly rent invoices, according to the provisions of the law.

ELEVENTH.- Notices

The LESSEE establishes as its domicile for any notices relating to this contract the address which appears as its domicile in the heading of this contract.

The domicile of the LESSOR for these effects, shall be that which appears in the heading of this contract.

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TWELFTH.- Applicable Jurisdiction

In accordance with Article 38 of the currently in force Urban Tenancy Act, the hearing of any disputes that may arise in relation to this contract shall correspond to the Judge of First Instance of the place in which the “Industrial Buildings” are located.

THIRTEENTH.- Right of Visitation and Inspection

During the six months that precede the termination of the contract for any of the reasons determined herein, the LESSEE shall permit that the “Industrial Buildings” be visited by persons interested in renting it, during office hours.

The LESSEE hereby authorizes representatives from the LESSOR to enter the “Industrial Buildings” as many times as are necessary for inspection of the strict compliance with all stipulations of this contract.

Nevertheless, the LESSOR shall inform the LESSEE three days in advance of the day upon which visits by interested third parties will be held.

FOURTEENTH.- Waivers

LESSOR and LESSEE expressly waive the rights recognized in Articles 19, 21, 22, 32 and 34 of the Law 29/94 of Urban Tenancy insofar as they be modified by the provisions of this contract.

The Lessee also waives the right to preferential acquisition conferred by the current Urban Tenancy Act, in the event of a transfer or sale of the Industrial Buildings, as well as the right to indemnization established by Article 34 of the current Act, when applicable.

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In witness of the foregoing and for its compliance therewith in good faith, this contract is signed in duplicate documents to a single effect at the place and on the date previously indicated.

Lessor	Lessee

/s/ D. Felix Marcilla Pages	/s/ D. David Torrent Bernadas

D. Félix Marcilla Pages	D. David Torrent Bernadas

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ADDENDUM NUMBER 1

Material Damage All Risk Insurance Documents

Document 1. Insurance Annex: Special Conditions Supplement No. 2, Beneficiary Clause

Document 2. Beneficiary Certification Building Situated on Avenida Can Prat s/n, Polígono

Industrial Can Prat, 08100, Mollet del Vallés

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[logo] AIG EUROPE

Company [illegible] of American International Group

The undersigned, Mónica Fernández-Gala Sirvent, in name and representation of the Insurance Company AIG EUROPE, NIF No. A-0011559-B, with registered domicile in MADRID, Paseo de la Castellana, 216, by virtue of the power conferred by the public instrument granted before the Notary of Madrid, D. Francisco Javier Pérez de Camino Palacios on the 9th day of March of 2006, with Protocol Number 718.

CERTIFIES

That in Material Damage All Risk Policy No. 0068567031 0010 whose Policyholder is SARA LEE IBERIA, S.L. and as Additional Insured Party is SARA LEE SOUTHERN EUROPE, S.L.

In addition it is confirmed that the coverage for the building situated on Avenida Can Prat s/n, Polígono Industrial Can Prat, 08100 Mollet del Vallés, property of ENRIQUE Y FELIX MARCILLA, S.L., is for a sum of 2,682,000 Euros, and includes a Beneficiary Clause in favor of said proprietor which refers only to the aforementioned building and for the specified sum

And for all intents and purposes this certification is issued in Madrid on November 20, 2008.

[stamp:]	/s/ Mónica Fernández-Gala Sirvent

AIG EUROPE	Mónica Fernández-Gala Sirvent

Paseo de la Castellana 216 – 3rd 4th and 5th Floor – 28046 Madrid

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AIG EUROPE

A MEMBER OF AMERICAN INTERNATIONAL GROUP, INC.

TYPE: Material Damage All Risk	POLICY NO.: 0068566334

SPECIAL CONDITIONS SUPPLEMENT NO. 2

This supplement is issued in order to certify that with effective date of October 24, 2008, included in the policy is the following:

BENEFICIARY CLAUSE

a)	In the event of an incident affecting the capital of the Building Insured for the quantity of 2,682,000 €, corresponding to risk, located at Avenida Can Prat s/n, Polígono Industrial Can Prat, 08010 –BARCELONA, the company agrees not to pay any quantity to the insured without prior consent from ENRIQUE Y FELIX MARCILLA, S.L en C/ Gran Via Laietana, 36, átic 08003 BARCELONA., to which shall be subrogated the rights of the insured for an amount equal to that of the financial tenancy contract, for the part not amortized by the date of the incident.

b)	The company agrees to notify ENRIQUE Y FELIX MARCILLA, S.L. of any contingency regarding the renewal of the insurance policy or the default on payments, so that there cannot be an interruption in coverage for any reason, providing the invoice to said entity, which shall be able to make the policy effective in favor of the insured.

All other conditions not modified by this supplement shall remain unchanged and complete.

Made in duplicate in Madrid on November 4, 2008

[stamp] POLICY HOLDER/INSURED SARA LEE SOUTHERN EUROPE, S.L.	/s/ Mónica Fernández-Gala Sirvent AIG EUROPE
[signature]	AIG EUROPE

Paseo de la Castellana 216, – 28046 Madrid, Spain [illegible]	Avda. Diagonal, 618 – 9th, A-B 08021 Barcelona, Spain [illegible]

Mollet, December 17, 2010

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ACCELERATED RESCISSION OF CONTRACT BY MUTUAL ASSENT

Rental Contract for Purposes Other Than that of Housing

Avenida Can Prat s/n, Polígono Industrial Can Prat, 08100, Mollet del Vallés

I.

On the 15th day of January of 1986, D. Enrique Marcilla Pages, of legal age, married, of the commerce and city of Barcelona and having D.N.I. [Identity Document] Number 37013968, and D. Félix Marcilla Pages, of legal age, married, of the commerce and city of Barcelona and having D.N.I. Number 37.014.443, in the name and in representation of both by virtue of the instrument of power of attorney for the mercantile company Enrique y Félix Marcilla S.L., which has domicile in Barcelona, calle Escuelas Pías number 73, registered in the Mercantile Registry of Barcelona, volume 21087, folio number 220, page num. B-16417, with CIF [Tax Code] No. B59810275, represented by D. Félix Marcilla Pages, of legal age, having domicile in Barcelona, calle Escuelas Pías number 73 – 79, 2nd, with D.N.I [Identity Document] No. 37013968E, as Administrator for the Lessor; and D. Francisco Javier Tomas Forater, of legal age, married, of the city of Barcelona, having D.N.I. No. 37.984.663, in the name and in representation of Cafes a la Crema J. Marcilla, S.A., with N.I.F. [Tax Number] No. A08027021, which company is now named Sara Lee Southern Europe, S.L. Said change of name results from public instrument authorized by Barcelona Notary D. Tomás Giménez Duart, on the 1st of February of 2000, with protocol number 461. The company was named Cafes a la Crema J. Marcilla, S.A., and then Douwe Egberts España S.A., and finally Sara Lee Southern Europe, S.L., represented herein by D. David Torrent Bernadas, who has D.N.I. No. 43393784Y, by virtue of the power granted thereupon by the public instrument authorized by the Notary of Barcelona Da. Rocio Maestre Cavanna, on June 14, 2007, with protocol number 2043, which resulted in inscription 111 in the Mercantile Registry of Barcelona, as the Lessee, entered into a rental contract for purposes other than that of housing regarding the property located on Avenida Can Prat s/n, Polígono Industrial Can Prat, located in the municipality of Mollet del Vallés, in Barcelona.

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II.	Both parties hereby declare their mutual assent to the accelerated termination of the rental contract as of the 31st of December 2010, the date upon which said termination shall take effect.

III.	The Lessee expressly declares that the Lessor has yet to restitute the complete balance of the legal deposit which was formalized on its respective day, which amounts to twenty-five thousand four hundred thirty euros and sixty-three cents (25,430.63€), the Lessor having agreed to restitution by January 30, 2011 at the latest.

Thus the parties state and declare, at the place and on the date indicated in the heading, indicating their conformity in the space below, in duplicate documents to a single effect.

/s/ D. Félix Marcilla Pages	/s/ D. David Torrent Bernadas

Signed: Lessee	Signed: Lessor

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Mollet del Vallés, February 11, 2011

The parties,

I.

As party of the first part, the mercantile company Enrique y Félix Marcilla S.L., with domicile in Barcelona, calle Escuelas Pías number 73, inscribed in the Mercantile Registry of Barcelona, volume 21087, folio number 220, page num. B-16417, with CIF [Tax Code] no. B59810275, represented by D. Félix Marcilla Pages, of legal age, having domicile in Barcelona, calle Escuelas Pías number 73 – 79, 2[0], with D.N.I [Identity Document] No. 37013968E, as LESSOR; and

II.	Sara Lee Southern Europe, S.L., with domicile at Mollet del Vallés (08100 Barcelona), Avenida Can Prat, number 25, with C.I.F No. B-08027021, represented by its Legal Representative, D. David Torrent Bernadas, THE LESSEE.

Hereby state,

III.	That on the 17th of December, 2010, they signed a rental contract, the subject of which was “The Piece of Land Situated at the Terminus of Mollet del Vallés, in the Industrial Polygon ‘Can Prat,’” located at street Number 4, without number, upon which there has been built a complex of industrial warehouses, eight of which are only one story, and one of which is of one story and one floor for offices, locker rooms, and dining rooms, each of which measure 16.40 meters wide by 30 meters long or deep, which results in a total built area of 4,428 square meters, plus 492 meters squared for the aforementioned floor, for a total of 4,920 meters squared in built area. The land area measures twelve thousand seven hundred fifty-nine square meters eighty-one square decimeters. Adjacent: on its east border, the road, what is today street no.4, of the Industrial Polygon “Can Prat,” on the right entering north, with Francisco Falguera and Dolores Motoliú and part of the other with Salvador Ciurana; and at the rear or back, east, with the Barcelona to France railway line. It is Registered Land No. 14,862, inscribed to Volume 1,184, Book 142 of Mollet, Folio No. 56, 2nd inscription.”

IV.	That with the intention of correcting the error which exists in the specification of quantity for the legal deposit, stipulated by the LAU/94, Article 36, they hereby amend the SIXTH clause of the fifth page of said contract, completely substituting the currently recorded passage for the following one, being the following amending passage inseparably integrated into the aforementioned contract as of this moment:

“The Lessee shall pay to the Lessor, in return for the corresponding receipt, the sum of 46,000 (forty-six thousand) euros, which corresponds to two monthly rent payments as a legal deposit, in accordance with Article 36.1 of the LAU/94 currently in force, being bound to the Lessor in terms of the provisions of said law regarding the constitution of a legal deposit.

Once the first five years of the contract term have passed, the deposit may be modified in accordance with the provisions regarding the modification of the rent.”

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/s/ D. Félix Marcilla Pages	/s/ David Torrent

THE LESSOR	THE LESSEE

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